UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2018

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275 Houston, Texas		77079
(Address of Principle Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Facility Amendment

On March 1, 2018, Penn Virginia Corporation (the “Company,” “we” or “us”) entered into the Master Assignment, Agreement and Amendment No. 4 to Credit Agreement among Penn Virginia Holding Corp., a subsidiary of the Company, as borrower, the Company, as parent, the subsidiaries of the borrower party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Amendment”). The Amendment amends the Credit Agreement dated as of September 12, 2016 (as amended, supplemented or otherwise modified to date, the “Credit Agreement”) to increase the borrowing base under the Credit Agreement from $237.5 million to $340.0 million.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The material terms of the Credit Agreement are described in the Current Report on Form 8-K previously filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2016. The description of the Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 1, 2018, Penn Virginia Oil & Gas, L.P. (“Buyer”), a wholly owned subsidiary of the Company, completed the previously announced acquisition from Hunt Oil Company (“Seller”) of its right, title and interest in and to certain oil and gas assets (the “Hunt Properties”), including oil and gas leases covering approximately 9,700 net acres located primarily in Gonzales and Lavaca Counties, Texas (the “Hunt Acquisition”). At the closing, Buyer paid to Seller approximately $84 million. The Hunt Acquisition has an effective date of October 1, 2017.

A copy of the purchase and sale agreement for the Hunt Acquisition (the “Purchase Agreement”) has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 2, 2018. The foregoing description of the Hunt Acquisition as contemplated by the Purchase Agreement is a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Amendment is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

The statements of revenues and direct operating expenses for the Hunt Properties for the requisite periods, and pro forma financial information of the Company giving effect to the Hunt Acquisition will be included in an amendment to this Current Report on Form 8-K to be filed with the SEC within the period required by applicable SEC rules.

(d) Exhibits.

Exhibit Number	Description

10.1	Master Assignment, Agreement and Amendment No. 4 to Credit Agreement, dated as of March 1, 2018, among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the subsidiaries of the borrower party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 6, 2018	PENN VIRGINIA CORPORATION

	By:	/s/ Steven A. Hartman
Steven A. Hartman Senior Vice President, Chief Financial Officer and Treasurer